UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 25, 2007
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

SUNPOWER CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-51593	94-3008969
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3939 North First Street
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 25, 2007, SunPower Corporation (the “Registrant”) issued the press release attached hereto as Exhibit 99.1 announcing its results of operations for the fourth quarter of 2006.

The information contained in this Item 2.02, and Exhibit 99.1 to this Form 8-k shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 8.01 OTHER EVENTS

          The Registrant today announced that revenue for the fourth quarter ended December 31, 2006 was $74.5 million, up 14 percent from the prior quarter’s revenue of $65.3 million and up 154 percent from the fourth quarter 2005 revenue of $29.3 million.  The GAAP gross margin was approximately 24% for the fourth quarter of 2006.

          GAAP net income for the quarter was $11.3 million, or $0.15 diluted earnings per share, compared to last quarter’s net income of $9.6 million or $0.13 diluted earnings per share and the fourth quarter 2005 net loss of $0.6 million.

          Registrant’s annual revenue for 2006 was $236.5 million, a three-fold increase from 2005 revenue of $78.7 million.  GAAP net income for 2006 was $26.5 million, compared to a 2005 GAAP net loss of $15.8 million.

          The numbers set forth above have not yet been audited and are subject to adjustment upon completion of Registrant’s audit for the fiscal year 2006.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

99.1 SunPower Corporation press release dated January 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Corporation.

	By:	/s/ Emmanuel Hernandez

Emmanuel Hernandez
Chief Financial Officer

Date: January 25, 2007

Exhibit Index

EXHIBIT NUMBER	DESCRIPTION

99.1	Registrant’s press release dated January 25, 2007, is furnished pursuant to Item 2.02 of Form 8-K